As filed with the Securities and Exchange Commission on December 6, 2010

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Fuel Systems Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3714	20-3960974
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 25th Floor

New York, New York 10017

Telephone: (646) 502-7170

Telecopy: (646) 502-7171

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew Beale, President and Chief Financial Officer

780 Third Avenue, 25th Floor

New York, New York 10017

Telephone: (646) 502-7170

Telecopy: (646) 502-7171

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Ronald H. Janis, Esq.

Day Pitney LLP

7 Times Square

New York, New York 10036

Telephone: (212) 297-5813

Telecopy: (212) 916-2940

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration Statement No. 333-159624

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)(4)	Amount of Registration Fee(5)
Common stock, par value $0.001 per share (1)
Common stock purchase rights (1)
Preferred stock, par value $0.001 per share
Debt Securities
Warrants
Units
Total			$14,000,000	$998.20

(1)	The common stock includes associated common stock purchase rights, which purchase rights are not currently separable from the shares of common stock and are not currently exercisable. The rights are appurtenant to and trade with the common stock. No separate consideration is payable for the rights. Therefore, the registration fee for the rights is included in the fee for the common stock.
(2)	Omitted pursuant to General Instruction II.D of Form S-3 and Rule 457(o) promulgated under the Securities Act of 1933, as amended. The proposed amount to be registered, maximum offering price per unit and maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(3)	This registration statement covers such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities and such indeterminate principal amount of debt securities of the registrant as have an aggregate initial offering price not to exceed $14,000,000. The securities registered hereunder are to be issued from time to time at prices to be determined. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(4)	The $14,000,000 aggregate amount being registered is in addition to the $100,000,000 aggregate amount originally registered, of which $70,000,000 remains available for issuance, under the registrant’s Registration Statement on Form S-3 (File No. 333-159624) that was declared effective by the Securities and Exchange Commission on June 18, 2009.
(5)	Calculated pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended. The entire amount is being paid herewith.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV.A to Form S-3.

This Registration Statement relates to the shelf registration statement on Form S-3 (File No. 333-159624) filed by the Registrant on June 1, 2009, subsequently amended on June 16, 2009 and declared effective on June 18, 2009 by the Commission (the “Prior Registration Statement”), and is being filed for the purpose of increasing the dollar amount of securities registered under the Prior Registration Statement by $14,000,000. The contents of the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated herein by reference in their entirety.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 6, 2010.

FUEL SYSTEMS SOLUTIONS, INC.

By:	/S/ MATTHEW BEALE
Name:	Matthew Beale
Title:	President and Chief Financial Officer

* * * * *

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on December 6, 2010.

Signature	Title
* Mariano Costamagna	Chief Executive Officer and Director (principal executive officer)
/S/ MATTHEW BEALE Matthew Beale	President and Chief Financial Officer (principal financial officer)
* Michael Helfand	Senior Vice-President Finance and Chief Accounting Officer (principal accounting officer)
* Norman L. Bryan	Director
* Marco Di Toro	Director
* James W. Nall	Director
* William J. Young	Director
* Aldo Zanvercelli	Director
* /S/ MATTHEW BEALE Matthew Beale Attorney-in-fact

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INDEX TO EXHIBITS

5	Opinion of Day Pitney LLP regarding the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP).

23.3	Consent of Day Pitney LLP (included as part of Exhibit 5).

24*	Power of Attorney.

*	Previously filed on the signature page to the Registrant’s registration statement on Form S-3 (File No. 333-159624) filed by the Registrant with the Commission on June 1, 2009 and incorporated herein by reference.

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